Exhibit 13(a)

                                906 Certification



                                                                  June 30, 2004



         The certification set forth below is being submitted to the Securities and Exchange Commission in connection with the Annual Report on Form 20-F for the year ended December 31, 2003 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Exchange Act and does not constitute a part of the Report accompanying this letter.

     Jason C.S. Chang, the Chief Executive Officer and Freddie Liu, the Chief
         Financial Officer of ASE Test Limited, each certifies that, to the best of his knowledge:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ASE Test Limited.



                                              /s/ Jason C.S. Chang
                                              ---------------------------------
                                              Name:    Jason C.S. Chang
                                              Title:   Chief Executive Officer




                                              /s/ Freddie Liu
                                              ---------------------------------
                                              Name:    Freddie Liu
                                              Title:   Chief Financial Officer




                                    13(a)-1